                                                                     Exhibit 4.4

                                PENNZOIL COMPANY
                          SAVINGS AND INVESTMENT PLAN
                              FOR HOURLY EMPLOYEES

              (As Amended and Restated Effective October 1, 1994)


                                First Amendment
                                ---------------

          Pennzoil Company, a Delaware corporation (the "Company"), having established the Pennzoil Company Savings and Investment Plan for Hourly Employees, effective January 1, 1989, as having thereafter amended and restated said Plan effective October 1, 1994 (the "Plan"), and having reserved the right under Section 10.4 thereof to amend the Plan, does hereby amend the Plan, effective as of October 1, 1994, as follows:

          1. The first sentence of Section 4.1 of the Plan is hereby deleted and replaced with the following:

          "Except as provided below, each eligible Employee, who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his Compensation in whole percentages of not less than one percent (1%) and not more than twelve percent (12%), subject to the limitations set forth in the following schedule:

                                                   Maximum Pre-Tax
              Years of                              and After-Tax
            Participation                        Contribution Rate
            -------------                        -----------------

          Less than 5 years                              9%
          5 - 10 years                                  10%
          More than 10 years                            12%

          Each eligible Employee, represented by either Local #175 International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America or Local #699 United Electrical, Radio and Machine Workers of America who elects to make Pre-Tax Contributions for a Plan Year shall initially elect to defer a portion of his Compensation in whole percentages of not less than one percent (1%) and not more than six percent (6%), subject to the limitations set forth in the following schedule:

                                                  Maximum Pre-Tax and
              Years of                                 After-Tax
            Participation                          Contribution Rate
            -------------                          -----------------

          Less than 5 years                                3%
          5 - 10 years                                     4%
          More than 10 years                               6%"


          2. The first sentence of Section 4.2 of the Plan is hereby deleted and replaced with the following:

          "Except as provided below, each eligible Employee, regardless of whether he has elected to defer any percentage of his salary in the form of Pre-Tax Contributions to the Plan, may elect to make After-Tax Contributions of not less than one percent (1%) and not more than twelve percent (12%) of his Compensation; provided, however, that the aggregate of a Member's Pre-Tax Contributions and After-Tax Contributions shall be limited to the maximum rate based on Years of Participation as set forth in
     Section 4.1 and shall not total, in any event, more than twelve percent (12%) of the Member's Compensation.

          Each eligible Employee represented by either Local #175, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America or Local #699 United Electrical Radio and Machine Workers of America, regardless of whether he has elected to defer any percentage of his salary in the form of Pre-Tax Contributions to the Plan, may elect to make After-Tax Contributions of not less than one percent (1%) and not more than six percent (6%) of his compensation provided, however, that the aggregate of a Member's Pre-Tax Contributions and After-Tax Contributions shall be limited to the maximum rate based on Years of Participation as set forth in Section
     4.1 and shall not total, in any event, more than six percent (6%) of the Member's Compensation."

          IN WITNESS WHEREOF, Pennzoil Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this _____ day of _____________, 1996, but effective as of April 1, 1994.
                                    PENNZOIL COMPANY



                                    By:
                                       --------------------------------
                                         William B. St. Clair
                                         Agent and Attorney-in-Fact

ATTEST:


-----------------------------
Secretary

[SEAL]

                                      -3-